APPLIED MINERALS

Leading Global Producer of Halloysite Clay

Annual Meeting of Shareholders
December 30, 2020

Safe Harbor Statement

The following are safe harbor statements under the Private Securities Litigation Reform Act of 1995 for Applied Minerals, Inc. (the "Company). Some statements contained or implied in this presentation may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the Company's revenue pipeline, please refer to the Company's most recent annual and quarterly reports filed with the SEC. The Company assumes no obligation to update any forward-looking information.

Management Team

Christopher Carney – Chief Executive Officer

- Appointed President, CEO & Director in October 2020.
- CFO since August 2015.
- Member of management since January 2009.

Sharad Mathur, Ph.D. – Chief Technology Officer

- Appointed CTO in January 2019.
- Sr. R&D Manager for BASF Paper and Water Chemicals Global Business Unit and Kaolin Global Business Unit before joining Applied Minerals.
- Ph.D., Materials Science and Engineering - University of Florida.

Focus on Near-Term Opportunities


APPLIED MINERALS
DRAGONITE™


APPLIED MINERALS
Advanced Natural Iron Oxides

DRAGONITE Halloysite Clay

During 2021 management expects to make commercial sales of its DRAGONITE halloysite clay product for use in one or more of the following application areas:

- Molecular Sieves
- Flame Retardant Additives
- Polymer Reinforcement/Nucleating Agents
- Packaging using Recycled Polymers
- Ceramics

AMIRON Iron Oxide

- Company is currently supplying iron oxide to a large cement manufacturer. Supply agreement requires up to 30k tons per annum through 2021.
- Additional cement customers for iron are being explored.
- Company recently commenced marketing its iron oxide as higher-value H2S (hydrogen sulfide) scavenger for natural gas, biogas and waste water applications.
- The mining of iron is complementary to halloysite clay mining.

Lithium-Ion Battery Technology

- Battery manufacturers continue to focus R&D efforts on increasing the energy density of lithium-ion batteries.
- Silicon has 10x the energy density of graphite.
- Development of porous silicon derived from AMI halloysite continues to demonstrate technical promise as a replacement for graphite as anode material.
- Opportunities continued to be assessed for the use of halloysite and halloysite-derived material in other lithium-ion battery applications.
- In November 2020 Company entered into an Exclusivity and Collaboration Agreement with a Korea-based company to commercialize halloysite and/or its derivatives for use in a lithium-ion battery technology.

Questions and Answers

Contact Information

IR Contact:
info@appliedminerals.com


DRAGONITE
Halloysite Clay


APPLIED MINERALS
Advanced Natural Iron Oxides